UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2012 (December 20, 2012)

INFOR, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-183494-06	01-0924667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices)

(678) 319-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 20, 2012, Infor, Inc. (the “Company”) announced that Mr. Kevin Samuelson has notified the Company that he intends to resign from his position as Chief Financial Officer. Mr. Samuelson is resigning to pursue opportunities, which are not competitive with the Company’s business, and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company has commenced the search for a new Chief Financial Officer.

(e) On December 27, 2012, the Company entered into a Resignation and Transition Letter Agreement (the “Agreement”) with Mr. Samuelson, which provides for the continuation of Mr. Samuelson’s service through February 15, 2013, additional pro rata vesting of Mr. Samuelson’s incentive equity and the payment to Mr. Samuelson of a pro rata portion of his annual incentive bonus in respect of the fiscal year ending May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOR, INC. Registrant
Date: December 27, 2012

	By:	/s/ Gregory M. Giangiordano
	Name:	Gregory M. Giangiordano
	Title:	Senior Vice President and General Counsel